UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2019

AMERICOLD REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway, South Tower, Suite 600 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(678) 441-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	COLD	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2019, the Board of Trustees (the “Board”) of Americold Realty Trust (the “Company”) appointed Kelly H. Barrett, Antonio F. Fernandez and David J. Neithercut to the Board. Ms. Barrett was appointed to the Audit Committee and the Compensation Committee; Mr. Fernandez was appointed to the Nominating and Corporate Governance Committee and Mr. Neithercut was appointed to the Compensation Committee and the Investment Committee. The appointments to the Board and to the Committees of the Board were at the recommendation of the Board’s Nominating and Corporate Governance Committee.

There are no family relationships between any of Ms. Barrett, Mr. Fernandez or Mr. Neithercut and any trustee or executive officer of the Company and neither of them was appointed as a trustee pursuant to any arrangement or understanding with any person. None of Ms. Barrett or Messrs. Fernandez or Neithercut have engaged in any transaction with the Company that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

Ms. Barrett and Messrs. Fernandez and Neithercut have entered into the Company’s form indemnification agreement for trustees and executive officers, which provides that the Company will indemnify and advance expenses to the indemnitee to the maximum extent permitted by applicable law and the Company’s declaration of trust in effect as of the date of the agreement or to such extent as applicable law and the Company’s declaration of trust thereafter from time to time may permit. The foregoing summary is qualified in its entirety by reference to the form indemnification agreement, a copy of which was filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and which is incorporated herein by reference.

The Company expects to grant each of Ms. Barrett and Messrs. Fernandez and Neithercut an equity award in the amount of $100,000 pursuant to the Company’s trustee compensation program.

For further information concerning each of Ms. Barrett’s and Messrs. Fernandez’s and Neithercut’s background, reference is made to the press release dated May 22, 2019, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 22, 2019, the Board approved amending and restating the amended and restated bylaws of the Company (as so amended and restated, the “Bylaws”) effective as of May 22, 2019 to eliminate certain language that referenced or was included pursuant to that certain Shareholders Agreement dated as of January 18, 2018 among the Company and certain of the Company’s shareholders (the “Shareholders Agreement”). Those shareholders party thereto are no longer significant shareholders of the Company due to their sales of Company common shares. As a result, the Shareholders Agreement expired by its terms and the rights granted pursuant to the Shareholders Agreement are no longer in effect. The Bylaws were amended and restated to remove references to the Shareholders Agreement and to revise certain provisions relating to the Board’s composition and removal of trustees to eliminate rights granted pursuant to the Shareholders Agreement. The foregoing description of the Bylaws is subject to and qualified in its entirety by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Shareholders for fiscal year 2019, held on Wednesday, May 22, 2019, the following matters were submitted to a vote of the shareholders:

Proposal One: Election of Trustees

Trustee Nominees	For	Against	Abstain	Broker Non-Votes
George J. Alburger, Jr.	132,072,817	1,279,131	7,205	4,521,166
Fred W. Boehler	132,637,775	713,847	7,356	4,521,166
James R. Heistand	132,636,682	715,267	7.204	4,521,166
Michelle M. MacKay	131,930,831	1,421,210	7,112	4,521,166
Mark R. Patterson	128,074,322	4,124,892	1,159,939	4,521,166
Andrew P. Power	132,414,737	937,312	7,104	4,521,166

Proposal Two: Advisory Vote on Compensation of Named Executive Officers

For	Against	Abstain	Broker Non-Votes
129,929,039	3,417,648	12,466	4,521,166

Proposal Three: Advisory Vote with Respect to Frequency of Say-on-Pay Votes

One Year	Two Years	Three Years	Abstentions
133,192,116	8,103	148,299	10,635

Proposal Four: Ratification of Independent Registered Public Accounting Firm

For	Against	Abstain
137,725,242	146,344	8,733

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Americold Realty Trust

99.1	Press Release dated May 22, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2019

AMERICOLD REALTY TRUST

By:	/s/ Marc Smernoff
Name: Marc Smernoff
Title: Chief Financial Officer and Executive Vice President